                                                                 Exhibit (d)(20)


                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT, dated as of September 1, 2000, by and between The Equitable Life Assurance Society of the United States, a New York stock life insurance corporation (the "Manager"), and Janus Capital Corporation, a Colorado corporation ("Adviser").

         WHEREAS, EQ Advisors Trust ("Trust") is registered as an investment company under the Investment Company Act of 1940, as amended ("Investment Company Act");

         WHEREAS, the Trust's shareholders are and will be separate accounts maintained by insurance companies for variable life insurance policies and variable annuity contracts under which income, gains, and losses, whether or not realized, from assets allocated to such accounts are, in accordance with such policies and contracts, credited to or charged against such accounts without regard to other income, gains, or losses of such insurance companies and tax-qualified retirement plans ("Qualified Plans");

         WHEREAS, the Trust is and will continue to be a series fund having two or more investment portfolios, each with its own investment objectives, policies and restrictions;

         WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"), and is the investment manager to the Trust;

         WHEREAS, the Adviser is registered as an investment adviser under the Advisers Act;

         WHEREAS, the Investment Company Act prohibits any person from acting as an investment adviser to a registered investment company except pursuant to a written contract; and

         WHEREAS, the Board of Trustees of the Trust and the Manager desire that the Manager retain the Adviser to render investment advisory and other services to the portfolios to be known as the EQ/Janus Large Cap Growth Portfolio ("New Portfolio") in the manner and on the terms hereinafter set forth, which Portfolio is more particularly described in Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A for the Trust filed with the Securities and Exchange Commission on May 30, 2000 and the Portfolio's Prospectus and Statement of Additional Information ("SAI") as amended from time to time.


         NOW, THEREFORE, the Manager and the Adviser agree as follows:

1.       APPOINTMENT OF ADVISER

         The Manager hereby appoints the Adviser to act as investment adviser for the Portfolio, subject to the supervision and control of the Manager and the Trustees of the Trust, and in accordance with the terms and conditions of this Agreement. The Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Manager in any way or otherwise be deemed an agent of the Trust or the Manager except as expressly authorized in this Agreement or another writing by the Trust, the Manager and the Adviser.

2.       SERVICES TO BE RENDERED BY THE ADVISERS TO THE TRUST

         A. As investment adviser to the Portfolio, the Adviser will coordinate the investment and reinvestment of the assets of the Portfolio and determine the composition of the assets of the Portfolio, subject always to the supervision and control of the Manager and the Trustees of the Trust.

         B. As part of the services it will provide hereunder, the Adviser will:

                  (i) obtain and evaluate pertinent economic, statistical, financial, and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Portfolio or are under consideration for inclusion in the Portfolio;

                  (ii) formulate and implement a continuous investment program for the Portfolio;

                  (iii) take whatever steps are necessary to implement the investment program for the Portfolio by the purchase and sale of securities and other investments, including the placing of orders for such purchases and sales;

                  (iv) keep the Trustees of the Trust and the Manager fully informed in writing on an ongoing basis of all material facts concerning the investment and reinvestment of the assets in the Portfolio, the Adviser and its personnel and operations as directly related to the Portfolio, make regular and special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Manager or the Trustees of the Trust and will attend meetings with the Manager and/or the Trustees, as reasonably requested, to discuss the foregoing,

                  (v) provide assistance in determining the fair value of certain portfolio securities when market quotations are not readily available for the purpose of calculating the Portfolio's net asset value in accordance with procedures and methods established by the Trustees of the Trust, however, the Adviser shall not be responsible for Portfolio Accounting;

                  (vi) provide composite performance information for accounts the Adviser manages that have investment objectives, policies and strategies substantially similar to those employed by the Adviser in managing the Portfolio and supporting documentation about accounts the Adviser manages, if appropriate, that have investment objectives, policies, and strategies substantially similar to those employed by the Adviser in managing the Portfolio that may be reasonably necessary, under applicable laws, to allow the Portfolio or its agent to present information concerning Adviser's prior performance in the Trust's Prospectus and SAI (as hereinafter defined) and any permissible reports and materials prepared by the Portfolio or its agent; and

                  (vii) cooperate with and provide reasonable assistance to the Manager, the Trust's administrator, the Trust's custodian and foreign custodians, the Trust's transfer agent and pricing agents and all other agents and representatives of the Trust and the Manager, keep all such persons fully informed as to such Portfolio matters as they may reasonably deem necessary to the performance of their obligations to the Trust and the Manager, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of Portfolio information.

         C. In furnishing services hereunder, the Adviser shall be subject to, and shall perform in accordance with the following: (i) the Trust's Agreement and Declaration of Trust, as the same may be hereafter modified and/or amended from time to time ("Trust Declaration"); (ii) the By-Laws of the Trust, as the same may be hereafter modified and/or amended from time to time ("By-Laws");
(iii) the currently effective Prospectus and Statement of Additional Information of the Trust filed with the SEC, as the same may be hereafter modified, amended and/or supplemented ("Prospectus and SAI"); (iv) the Investment Company Act, with the requirements applicable to both regulated investment companies and segregated asset accounts under Subchapters M and L of the Internal Revenue Code of 1986, as amended; (v) all other applicable state and federal securities and other laws; (vi) all regulations with respect to the foregoing; (vii) the Trust's Compliance Manual and other policies and procedures adopted from time to time by the Board of Trustees of the Trust; and (viii) the written instructions of the Manager. Any changes proposed by the Manager with respect to the Portfolio's investment strategy or relevant portions of the Trust's Prospectus or SAI will require the prior approval of the Adviser which shall not be unreasonably withheld. The Manager shall provide the Adviser with current copies of the Trust Declaration, By-Laws, Prospectus, SAI, and compliance manual and other policies and procedures.

         D. The Adviser, at its expense, will furnish: (i) all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement; and
(ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the Adviser's duties under this Agreement provided, however that Adviser shall not be obligated to pay any expenses of Manager, the Trust, or the Portfolio, including without limitation:
(a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Portfolio; and (c) custodian fees and expenses. Any reimbursement of management fees required by any expense limitation provision and any liability arising out of a violation of Section 36(b) of the 1940 Act shall be the sole responsibility of Manager.

         E. The Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Adviser is directed at all times to seek to execute brokerage transactions for the Portfolio (i) in accordance with any written investment policies or procedures that may be established by the Board of Trustees or the Manager from time to time, which have been previously approved by Adviser, or (ii) as described in the Trust's Prospectus and SAI. In placing any orders for the purchase or sale of investments for the Portfolio, in the name of the Portfolios or its nominees, the Adviser shall use its best efforts to obtain for the Portfolio the most favorable price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

         F. Subject to the appropriate policies and procedures approved by the Board of Trustees, each Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended ("Exchange Act") cause the Portfolio to pay a broker or dealer that provides brokerage or research services to the Manager, the Adviser and the Portfolio an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage, or research services, or other goods in connection therewith as permitted by Section 28(e), provided viewed in terms of that particular transaction or the Adviser's overall responsibilities to the Portfolios or its or its other advisory clients. To the extent authorized by Section 28(e) and the Trust's Board of Trustees, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking the most favorable price and best execution available, the Manager or the Adviser may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers. Subject to seeking the most favorable price and execution, the Board of Trustees or the Manager may cause the Adviser to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to: (i) pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment; or (ii) finance activities that are primarily intended to result in the sale of Trust shares.

         G. On occasions when an Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Adviser, the Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner such Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.

         H. The Adviser will maintain all accounts, books and records with respect to the Portfolio as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder and shall file with the SEC all forms pursuant to Section 13 of the Exchange Act, with respect to its duties as are set forth herein. Adviser shall not be responsible for the preparation or filing of any reports required of the Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing.

         I. The Adviser will, unless and until otherwise directed by the Manager or the Board of Trustees, vote proxies with respect to the Portfolio's securities and exercise rights in corporate actions or otherwise.

         J. Adviser has provided to Manager a copy of Adviser's Form ADV as filed with the Securities and Exchange Commission. Adviser shall provide to Manager a list of persons who Adviser wishes to have authorized to give written and/or oral instructions to Custodians of Fund assets for the Portfolio.

         K. Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of Adviser, whether public or private.

         L. Adviser shall not have responsibility to monitor certain limitations or restrictions including without limitation, the 90% source test, for which Adviser determines it has not been provided information in accordance with
Section 21 of this Agreement.

3.       COMPENSATION OF ADVISER

         The Manager will pay the Adviser an advisory fee with respect to the Portfolio specified in Appendix A to this Agreement. Payments shall be made to the Adviser on or about the fifth day of each month; however, this advisory fee will be calculated on the daily average value of the Portfolio's assets and accrued on a daily basis.



4.       LIABILITY AND INDEMNIFICATION

         (a) Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Adviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Manager or the Trust as a result of any error of judgment or mistake of law by the Adviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Trust, the Manager, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended ("1933 Act")) (collectively, "Manager Indemnities") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnities may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Manager or the Trust by the Adviser Indemnitees (as defined below) for use therein.

         (b) Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Manager and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser as a result of any error of judgment or mistake of law by the Manager with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager for, and the Manager shall indemnify and hold harmless the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolios or the omission to state therein a material fact known to the Manager which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Trust by an Adviser Indemnitees for use therein.

5.       NON-EXCLUSIVITY

         The services of the Adviser to the Manager, the Portfolio and the Trust are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the

Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies.

6.       SUPPLEMENTAL ARRANGEMENTS

         The Adviser may from time to time employ or associate with itself any person it believes to be particularly fitted to assist it in providing the services to be performed by such Adviser hereunder, provided that no such person shall perform any services with respect to the Portfolio that would constitute an assignment or require a written advisory agreement pursuant to the Investment Company Act. Any compensation payable to such persons shall be the sole responsibility of the Adviser, and neither the Manager nor the Trust shall have any obligations with respect thereto.

7.       REGULATION

         The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

8.       RECORDS

         The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Adviser such records and permit them to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out their duties. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by the Adviser free from any claim or retention of rights therein. The Manager and the Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities.

9.       DURATION OF AGREEMENT

         This Agreement shall become effective with respect to the Portfolio on the later of the date of its execution or the date of the commencement of the Portfolio. This Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees provided that in such event such continuance shall also be approved by the vote of a majority of the Trustees who are not "interested persons" (as defined in the

Investment Company Act) ("Independent Trustees") of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

10.      TERMINATION OF AGREEMENT

         This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the Portfolio, on sixty (60) days' written notice to the Manager and the Adviser, or by the Manager or Adviser on sixty (60) days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in the Investment Company Act), or (ii) in the event the Investment Management Agreement between the Manager and the Trust is assigned or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

11.      PROVISION OF CERTAIN INFORMATION BY ADVISER

         The Adviser will notify the Manager in writing within five (5) business days of the occurrence of any of the following events:

         A. the Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

         B. the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust; and/or

         C. the chief executive officer or controlling stockholder of the Adviser or the portfolio manager to the Portfolio changes or there is otherwise an actual change in control or management of the Adviser.

12.      USE OF ADVISER'S NAME

         The parties agree that the name of the Adviser, the names of any affiliates of the Adviser and any derivative or logo or trademark or service mark or trade name are the valuable property of the Adviser and its affiliates. The Manager and the Trust shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of the Adviser, which approval shall not be unreasonably withheld or delayed so long as this Agreement is in effect.

         Upon termination of this Agreement, the Manager and the Trust shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names. The Manager and the Trust agree that they will review with the Adviser any advertisement, sales literature, or notice prior to its use that makes reference to the Adviser or its affiliates or any such name(s), derivatives, logos, trademarks, service marks or trade names so that the Adviser may review the context in which it is referred to, it being agreed that the Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the Investment Company Act or other applicable laws and regulations. If the Manager or the Trust makes any unauthorized use of the Adviser's names, derivatives, logos, trademarks or service marks or trade names, the parties acknowledge that the Adviser shall suffer irreparable harm for which monetary damages are inadequate and thus, the Adviser shall be entitled to injunctive relief.

13.      AMENDMENTS TO THE AGREEMENT

         Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Portfolio (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Portfolio if a majority of the outstanding voting securities of the Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Portfolio affected by the amendment or all the Portfolios of the Trust.

14.      ASSIGNMENT

         No assignment (as that term is defined in the Investment Company Act) shall be made by the Adviser without the prior written consent of the Trust and the Manager. Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of such Adviser except as may be provided to the contrary in the Investment Company Act or the rules or regulations thereunder. The Adviser agrees that it will notify the Trust and the Manager of any changes in the Chairman of the Adviser or in its directors or, officers as they relate to the Portfolio within a reasonable time thereafter.

15.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding and agreement of the parties with respect to the Portfolio.

16.      HEADINGS

         The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

17.      NOTICES

         All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of each applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. The specific person to whom notice shall be provided for each party will be specified in writing to the other party. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

18.      SEVERABILITY

         Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

19.      GOVERNING LAW

         The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

20.      INTERPRETATION

         Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

21.      OBLIGATIONS OF MANAGER AND THE PORTFOLIO

         Manager has provided to Adviser the information and documents listed on the attached Appendix B. Throughout the term of this Agreement, Manager shall continue to provide such information and documents to Adviser, including any amendments, updates or supplements to such information or documents, before or at the time the amendments, updates or supplements become effective as they relate to the Portfolio. Manager shall timely furnish Adviser with such additional information as may be reasonably necessary for or requested by Adviser to perform its responsibilities pursuant to this Agreement.

22.      CUSTODIAN

         The Portfolio assets shall be maintained in the custody of the custodian identified in writing to the Adviser. Any assets added to the Portfolio shall be delivered directly to such custodian. Adviser shall have no liability for the acts or omissions of any custodian of the Portfolio's assets. Adviser shall have no responsibility for the segregation requirements of the 1940 Act or other applicable law.

23.      REPRESENTATIONS AND WARRANTIES

         (a)      Manager represents and warrants the following:

                  (i) Manager has been duly incorporated and is validly existing, in good standing as a corporation under the laws of the state of New York, and has all requisite corporate power and authority under New York law and federal securities laws to execute, deliver and to perform this Agreement.

                  (ii) All necessary corporate proceedings of Manager have been duly taken to authorize the execution, delivery and performance of this Agreement by Manager.

                  (iii) Manager is a registered investment adviser under the Investment Advisers Act of 1940 and is in compliance with all other registrations required.

                  (iv) Manager has complied, in all material respects, with all applicable rules and regulations of, the Securities and Exchange Commission.

                  (v) Manager has authority under the Investment Management Agreement to execute, deliver and perform this Agreement.

                  (vi) Manager has received a copy of Part II of Adviser's Form ADV.

         (b)      Adviser represents and warrants the following:

                  (i) Adviser has been duly incorporated and is validly existing, in good standing as a corporation under the laws of the state of Colorado, and has all requisite corporate power and authority under Colorado law and federal securities laws to execute, deliver and to perform this Agreement.

                  (ii) All necessary corporate proceedings of Adviser have been duly taken to authorize the execution, delivery and performance of this Agreement by Adviser.

                  (iii) Adviser is a registered investment adviser under the Investment Advisers Act of 1940 and is in compliance with all other registrations required.

                  (iv) Adviser has complied, in all material respects, with all applicable rules and regulations, of the Securities and Exchange Commission.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES               JANUS CAPITAL CORPORATION



By:                                        By:
   -------------------------------            -------------------------------
    Brian S. O'Neil                            Bonnie M. Howe
    Executive Vice President                   Vice President

                                   APPENDIX A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                      WITH
                            JANUS CAPITAL CORPORATION


PORTFOLIO                                   ANNUAL ADVISORY FEE
---------                                   -------------------
EQ/Janus Large Cap Growth Portfolio         .55% of the Portfolio's average daily net assets up
                                            to and including $100 million;
                                            .50% of the Portfolio's average daily net assets
                                            over $100 million but less than $500 million; and
                                            .45% of the Portfolio's average daily net assets of
                                            $500 million or more.

                                   APPENDIX B
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                      WITH
                            JANUS CAPITAL CORPORATION


Information and documentation provided by Manager:

1. A copy of Post-Effective Amendment No. 17 to EQ Advisors Trust's registration statement as filed with the Securities and Exchange Commission.

2. A copy of the Portfolio's prospectus and statement of additional information.

3. A copy of the Trust's Amended and Restated Agreement and Declaration of Trust and Bylaws.

4. Notice of the Portfolio's custodian designated to hold assets in the Portfolio.

5. A list of the countries approved by the Trustees in accordance with Rule 17f-5 in which Portfolio assets may be maintained and a list of those countries available immediately.

6. A certified copy of the Trust's Annual Report for the period ended December 31, 1999.

7. A copy of Manager's liquidity procedures, cross-trade procedures, repurchase agreement procedures, 10f-3, 17a-7 and 17e-1 procedures and other procedures that may affect the duties of Adviser.

8.       A Free-riding and Withholding Questionnaire completed by the Trust.

9.       An Internal Revenue Service Form W-9 completed by the Trust.

10.      A Qualified Institutional Investor Certification completed by the
         Trust.

11.      A list of persons authorized to act on behalf of the Portfolio.

12. A list of "affiliates" of the Trust, as such term is used in the 1940 Act, including all broker-dealers affiliated with the Trust.

13. Applicable Commodities Futures Trading Commission exemptions, notifications and/or related documentation.

14.      A list of established futures accounts.



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